UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2009

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	1-06446 (Commission File Number)	48-0290000 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Items

On January 1, 2009, we adopted the provisions of Financial Accounting Standards Board Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment to ARB No. 51 (“SFAS No. 160”). Based on the effective date of the pronouncement, the audited consolidated financial statements in the Kinder Morgan, Inc. Annual Report on Form 10-K for the year ended December 31, 2008 (“Form 10-K”) did not reflect the adoption of SFAS No. 160. Accordingly, the following sections of our Form 10-K have been updated solely to reflect the retrospective presentation and disclosure requirements of SFAS No. 160 that were not yet effective for the financial statements originally filed with our Form 10-K, and are filed herewith as Exhibit 99.1 and incorporated herein by reference:

•	Item 6. Selected Financial Data

•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Item 8. Financial Statements and Supplementary Data

In addition, on July 15, 2009, Knight Inc. changed its name to Kinder Morgan, Inc. References in the Form 10-K sections identified above to Knight Inc. have been replaced with Kinder Morgan, Inc.

No Items of the Form 10-K other than those identified above are being adjusted or otherwise revised by this filing.

This Current Report on Form 8-K should be read in conjunction with the Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and other filings with the Securities and Exchange Commission. Information in the Form 10-K is generally stated as of December 31, 2008, and this filing does not reflect any subsequent information or events other than the adoption of the presentation and disclosure requirements of SFAS No. 160 and the name change described above. More current information is contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and other filings with the Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Selected Items of the Kinder Morgan, Inc (formerly Knight Inc.) Annual Report on Form 10-K for the year ended December 31, 2008, as revised.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.
Dated: September 18, 2009	By:	/s/ Kimberly A. Dang
Kimberly A. Dang Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
99.1	Selected Items of the Kinder Morgan, Inc. (formerly Knight Inc.) Annual Report on Form 10-K for the year ended December 31, 2008, as revised.